Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
MagnaData, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated April 25, 2003 with respect to the March 31, 2003 financial statements of MagnaData, Inc. in the Registration Statement on Form SB-2 relating to the registration of 30,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/S/  Habson, Barnett & Maxwell

HANSON, BARNETT & MAXWELL

Salt Lake City, Utah
May 20, 2003